Exhibit 4.40

To:    Scorpio Bulkers Inc.
SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited
9, Boulevard Charles III
Monaco 98000

Dated: October 27, 2015

Dear Sirs:

We refer to that certain senior secured term credit agreement dated as of July 29, 2014 (as the same has been or may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Scorpio Bulkers Inc., as borrower (the “Borrower”), the guarantors listed in Schedule 1-A of the Credit Agreement, as guarantors (each a “Guarantor”), the banks and financial institutions listed in Schedule 1-B to the Credit Agreement, as lenders (the “Lenders”), The Export-Import Bank of China, Crédit Agricole Corporate and Investment Bank (“CA-CIB”), Deutsche Bank AG London, BNP Paribas and Skandinaviska Enskilda Banken AB (Publ), as lead arrangers (the “Lead Arrangers”), CA-CIB and Deutsche Bank AG London, as bookrunners (the “Bookrunners”) and CA-CIB, as coordinating bank, account bank, security trustee (in such capacity, the “Security Trustee”) and administrative agent (in such capacity, the “Agent” and together with the Lenders, the Lead Arrangers, the Bookrunners and the Security Trustee, the “Creditor Parties”). We also refer to each of the Guarantor Joinder Agreements identified in Schedule 1 hereto (each a “Guarantor Joinder Agreement”). Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

The Borrower has requested that the Lenders consent to a waiver of Clause 12.4 (Minimum Interest Coverage) of the Credit Agreement for a period from and including September 30, 2015 to and including December 31, 2016 (the “Waiver Period”). In addition, the Borrower has requested that for the period from and including January 1, 2017 to and including December 31, 2017 (the “Modification Period”), Clause 12.4 be modified to read as follows:

(a)
From and including January 1, 2017 to and including March 31, 2017, the Borrower shall maintain a ratio of Consolidated EDITDA to Consolidated Net Interest Expense greater than 1.00 to 1.00 calculated on a quarter basis.

(b)
From and including April 1, 2017 to and including June 30, 2017, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 1.00 to 1.00 calculated on a trailing two quarter basis.

Exhibit 4.40

(c)
From and including July 1, 2017 to and including September 30, 2017, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 1.00 to 1.00 calculated on a trailing three quarter basis.

(d)
From and including October 1, 2017 to and including December 31, 2017, the Borrower shall maintain a ratio of Consolidated EBITDA to Consolidated Net Interest Expense greater than 1.00 to 1.00 calculated on a trailing four quarter basis and thereafter 2.50 to 1.00. Such ratio shall be calculated quarterly on a trailing four quarter basis.

The Lenders herewith consent to such waiver of the application of Clause 12.4 of the Credit Agreement solely during the Waiver Period and herewith consent to such modification of Clause 12.4 of the Credit Agreement solely during the Modification Period subject to the following terms and conditions of this letter agreement:

1.	During the Waiver Period and the Modification Period the last sentence of Clause 15.2 of the Credit Agreement shall be amended to read as follows:

“For purpose of this Clause 15.2, the “SMC Threshold” means 150% of the outstanding principal balance of the Loan.”

2.	From the date hereof until the end of the Modification Period, the definition of “Fair Market Value” shall be amended to delete the following wording in the first paragraph of the definition:

“(other than when Fair Market Value is being determined in connection with Paragraph 21 of Part B of Schedule 4, in which case one (1) valuation shall be sufficient)”

3.	From the date hereof until the end of the Modification Period, Paragraph 21 of Part B of Schedule 4 to the Credit Agreement shall be amended to read as follows:

“Two appraisals from Approved Brokers establishing the Fair Market Value of the relevant Collateral Vessel;”

4.
References in the Credit Agreement and each of the other Finance Documents to “this Agreement” or “Credit Agreement” or other equivalent references shall mean the Credit Agreement as amended and supplemented by this letter agreement.

5.	Each of the Security Parties represents and warrants to the Creditor Parties that:

a.
the representations and warranties set out in Clause 10 of the Credit Agreement (other than those relating to a specific date) were true and correct as to the Borrower on the Effective Date and each Drawdown Date and as to each of the Guarantors on the date of the Guarantor Joinder Agreement to which it is a party and each Drawdown Date occurring on or after the date of such Guarantor Joinder Agreement and are true and correct as if made on the date of this letter agreement;

b.	each of the Security Parties has the power to execute, deliver and perform its obligations under this letter agreement and all necessary corporate,

Exhibit 4.40

shareholder and other actions have been taken by each Security Party to authorize the execution, delivery and performance of this letter agreement;

c.	this letter agreement constitutes valid and legally binding obligations of each of the Security Parties enforceable in accordance with its terms;

d.
the execution, delivery and performance of this letter agreement will not (i) contravene any existing applicable law, statute, rule or regulation or any judgment or decree to which any of the Security Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Security Parties is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provision of the constitutional documents of any of the Security Parties or (iv) result in the creation or imposition of or oblige any of the Security Parties to create any Security Interest (other than a Permitted Security Interest) on any of the undertaking, assets, rights or revenues of any of the Security Parties;

e.
it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this letter agreement that it or any other instrument be notarized, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Pertinent Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Pertinent Jurisdiction on or in relation to this letter agreement and this letter agreement is in proper form for its enforcement in the court of each Pertinent Jurisdiction; and

f.
every consent, authorization, license or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Security Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of this letter agreement or the performance by any of the Security Parties of their respective obligations under this letter agreement has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

6.
Each of the Finance Documents to which it is a party and its obligations thereunder, shall remain in full force and effect notwithstanding the waiver of the application of Clause 12.4 during the Waiver Period and modifications to Clauses 12.4 and 15.2 of the Credit Agreement provided for in this letter agreement.

7.	The provisions of Clauses 29, 30, 32 and 33 of the Credit Agreement shall apply to this letter agreement as if set forth herein.

8.
Save as amended by this letter agreement, the provisions of the Credit Agreement and each of the other Finance Documents shall continue in full force and effect and the Credit Agreement and this letter agreement shall be read and construed as one instrument.

Exhibit 4.40

Very truly yours,

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Agent and Security Trustee
/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.40

Consented and Agreed to
this ___27__ day of October, 2015

CRËDIT AGRÝCOLE CORPORATE and
INVESTMENT BANK, as Lender

/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

SKANDINAVISKA ENSKILDA BANKEN
AB (PUBL), as Lender
/s/ David Sonnek
By:__________________________
Name: David Sonnek
Title:

THE EXPORT-IMPORT BANK OF
CHINA, as Lender
/s/ Gao Zefeng
By:__________________________
Name: /s/ Gao Zefeng
Title: Assistant General Manager

BNP PARIBAS, as Lender

By:__________________________
Name:
Title:

DEUTSCHE BANK AG FILIALE
DEUTSCHLANDGESCHAFT, as
Lender
/s/ Geoffrey D. Ferrer
By:__________________________
Name: Geoffrey D. Ferrer
Title: Attorney-in-Fact

Exhibit 4.40

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

Scorpio Bulkers Inc.
/s/ Hugh Baker
By:__________________________
Name: Hugh Baker
Title: Chief Financial Officer
Date: October 27__, 2015

We hereby acknowledge and agree to the foregoing and confirm and agree that (a) our obligations under the Finance Documents (as such term is defined in the Credit Agreement) to which we are a party remain valid and effective notwithstanding the arrangements contained above and (b) references in any such Finance Documents to the “Credit Agreement”, the “Agreement” or other equivalent references, shall be deemed to be references to the Credit Agreement as amended and supplemented by this letter agreement.

SBI Bravo Shipping Company Limited
SBI Leo Shipping Company Limited
SBI Antares Shipping Company Limited
SBI Lyra Shipping Company Limited
SBI Subaru Shipping Company Limited
SBI Pegasus Shipping Company Limited
SBI Maia Shipping Company Limited
SBI Capoeira Shipping Company Limited
SBI Hydra Shipping Company Limited
SBI Carioca Shipping Company Limited
SBI Ursa Shipping Company Limited

/s/ Hugh Baker
By:__________________________
Name: Hugh Baker
Title: Secretary
Date: October _27_, 2015

Exhibit 4.40

Schedule 1

Guarantor Joinder Agreement dated January 12, 2015 between SBI Bravo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 4, 2015 between SBI Leo Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated February 13, 2015 between SBI Antares Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated July 13, 2015 between SBI Lyra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 14, 2015 between SBI Pegasus Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated August 20, 2015 between SBI Subaru Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 2, 2015 between SBI Maia Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 4, 2015 between SBI Capoeira Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 10, 2015 between SBI Hydra Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated September 21, 2015 between SBI Carioca Shipping Company Limited and the Agent.

Guarantor Joinder Agreement dated October 13, 2015 between SBI Ursa Shipping Company Limited and the Agent.